Exhibit 10.1

AGREEMENT AND FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This Agreement and First Amendment to Asset Purchase Agreement (the “Agreement”) is entered into as of June 30, 2015, by and among Capnia, Inc., a Delaware corporation (“Capnia”), George Tidmarsh, MD, PhD, a resident of [PRIVATE ADDRESS] (“Tidmarsh”), and BioMedical Drug Development Inc. (“BDDI”).

W I T N E S S E T H:

WHEREAS, BDDI and Stryker Corporation (“Stryker”) entered into that certain Asset Purchase agreement dated as of May 7, 2010 (the “Stryker Purchase Agreement”), between BDDI and Stryker, where, among other matters, BDDI purchased certain assets of Stryker relating to non-invasive end tidal breath gas monitor medical technology known as the COCO2Puff (the “Technology”) for the payment set forth therein.

WHEREAS, Capnia and BDDI entered into that certain Asset Purchase Agreement dated as of May 11, 2010 (the “Capnia Purchase Agreement”), pursuant to which, among other matters, BDDI agreed to sell to Capnia the Technology and BDDI received, among other consideration, certain royalty payments related to the Technology (the “Royalties”).

WHEREAS, Tidmarsh and BDDI entered into an Asset Purchase Agreement dated as of June 4, 2012 (the “Asset Transfer Agreement”), pursuant to which, among other matters, the Stryker Purchase Agreement and the Capnia Purchase Agreement were assigned and transferred to Tidmarsh.

WHEREAS, Capnia and Tidmarsh desire to amend the Capnia Purchase Agreement to remove the provisions related to the Royalties from the Capnia Purchase Agreement in exchange for the issuance or payment by Capnia to Tidmarsh of (i) 40,000 shares of Capnia’s Common Stock (the “Shares”) and (ii) an aggregate cash payment of $450,000 (the “Cash Consideration”).

NOW, THEREFORE, in the consideration of the premises, mutual covenants and promises hereinafter set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments.

(a) Section 2 of the Capnia Purchase Agreement is deleted in its entirety and replaced with the following:

“2. Buyer Payment Obligations. Subject to the terms and conditions of this Agreement, if an event occurs that gives rise to a payment obligation under Section 2 of the Original Agreement in connection with the Cash Consideration or the Regulatory Milestone (each such term, as defined in the Original Agreement, and each such event, a “Payment Condition”, and the date of such event, a “Payment Condition Date”), Buyer shall pay Seller the requisite amount within thirty (30) business days of the Payment Condition Date, except that payment with respect to the Cash Consideration shall be made immediately after execution of this Agreement in accordance with Section 5 below. Buyer shall make such payments to Seller by check or wire of immediately available funds to a bank account designated by Seller.”

(b) Section 6 of the Capnia Purchase Agreement is deleted in its entirety and replaced with the following:

“6. Intentionally Deleted.”

2. Representation and Warranty of Tidmarsh. Tidmarsh represents and warrants to Capnia, and acknowledges that Capnia is relying on such representations and warranties, as follows:

(a) Tidmarsh was, as of the date of the Asset Transfer Agreement, and has been, through the date hereof, the sole stockholder, security holder and equity holder of BDDI.

(b) There were, as of the date of the Asset Transfer Agreement, and through the date hereof, no creditors of BDDI.

(c) The representations and warranties made by BDDI in Section 5 of the Asset Transfer Agreement were true and correct in all respects as of the date of the Asset Transfer Agreement and are true and correct in all respects as of the date hereof.

(d) BDDI had, as of the date of the Asset Transfer Agreement, all necessary corporate power and authority to execute and deliver the Asset Transfer Agreement and to complete the transactions contemplated by the Asset Transfer Agreement, and the execution and performance of the Asset Transfer Agreement by the BDDI did not violate any applicable law, BDDI’s organizational documents or any agreements by which BDDI was bound.

(e) Tidmarsh has good right, title and interest in and to the Stryker Purchase Agreement and the Capnia Purchase Agreement and all rights, privileges and obligations provided for therein, free and clear from all liens, security interests, mortgages, pledges and encumbrances of any kind. No other person has an interest in or is a party to the Stryker Purchase Agreement or the Capnia Purchase Agreement, other than Stryker and Capnia, respectively.

(f) Tidmarsh has all necessary corporate power and authority to execute and deliver this Agreement and to complete the transactions contemplated by this Agreement. Tidmarsh has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by Capnia, this Agreement constitutes the legal and valid binding obligation of Tidmarsh enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). No notice to, or consent or approval from, any authority is required in connection with Tidmarsh’s execution and performance of this Agreement. The execution and performance of this Agreement by Tidmarsh will not violate any applicable law, any organizational documents by which Tidmarsh is bound or any agreements to which Tidmarsh is bound.

(g) Neither the execution and delivery of this Agreement nor any ancillary agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (i) any provision of any certificate of incorporation or organizational document by which Tidmarsh is bound, as currently in effect, or (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Tidmarsh, the Stryker Purchase Agreement or the Capnia Purchase Agreement. The consummation of the transactions contemplated hereby and the entry into this Agreement, will not conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on the Stryker Purchase Agreement or the Capnia Purchase Agreement, or any portion thereof, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Tidmarsh is a party or by which the Stryker Purchase Agreement or the Capnia Purchase Agreement, or any portion thereof, is bound or affected.

3. Conditions to Entering into this Agreement in Favor of Capnia. On or before the date hereof, Tidmarsh shall have: (a) paid $400,000 to Stryker in complete satisfaction of BDDI and/or Tidmash’s obligations to Stryker under the Stryker Purchase Agreement and/or the Transfer Agreement (the “Stryker Payment”), with evidence satisfactory to Capnia of such payment; and (b) obtained a written acknowledgement from Stryker, in a form reasonably acceptable to Capnia, confirming (i) the receipt of the Stryker Payment, (ii) that the Stryker Payment completely satisfies all of BDDI and/or Tidmash’s obligations to Stryker under Stryker Purchase Agreement, and (iii) Tidmarsh and/or BDDI are in full compliance with, and no breach has occurred under, the Stryker Purchase Agreement and/or the Transfer Agreement.

4. Consideration.

(a) Subject to the satisfaction of the conditions set forth in Section 3 hereof and as consideration for entering into this Agreement, Capnia agrees to:

(i) issue to Tidmarsh the Shares pursuant to a Common Stock Purchase Agreement in substantially the form attached hereto as Exhibit A; and

(ii) pay Tidmarsh the Cash Consideration, which Cash Consideration shall be payable upon the following terms:

(A) $150,000 of the Cash Consideration shall payable by Capnia to Tidmarsh on the date hereof,

(B) $100,000 of the Cash Consideration shall payable by Capnia to Tidmarsh on the six (6) month anniversary of the date hereof,

(C) $100,000 of the Cash Consideration shall payable by Capnia to Tidmarsh on the twelve (12) month anniversary of the date hereof, and

(D) $100,000 of the Cash Consideration shall payable by Capnia to Tidmarsh on the eighteen (18) month anniversary of the date hereof.

(b) Each of Tidmarsh and BDDI acknowledges and agrees that no further consideration, other than that set forth in Section 4(a), will be owed by Capnia to Tidmarsh or BDDI in exchange for entering into this Agreement and/or the consummation of the transactions or performance of the obligations set forth herein.

5. Further Assurances. The parties agree that, from time to time, from and after the date hereof, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents of this Agreement.

6. Miscellaneous.

(a) This Agreement and the Capnia Purchase Agreement (as amended by this Agreement) constitute the full and entire agreement between the parties with regard to the subject matter hereof. This Agreement may not be further amended or modified except upon a written agreement signed by the parties.

(b) This Agreement shall be construed in accordance with and governed by the law of the State of California, without regard to the conflicts of law rules of such state.

(c) This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by the other parties.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and First Amendment to Asset Purchase Agreement as of the date first set forth above.

CAPNIA, INC.

By:	/s/ Anish Bhatnagar

Name:	Anish Bhatnagar
Title:	Chief Executive Officer

GEORGE TIDMARSH, MD, PHD

By:	/s/ George Tidmarsh

BIOMEDICAL DRUG DEVELOPMENT INC.

By:	/s/ George Tidmarsh

Name:	George Tidmarsh
Title:	Chief Executive Officer

[Signature Page to Agreement and First Amendment to Asset Purchase Agreement]

Exhibit A

Common Stock Purchase Agreement